Exhibit 8(t)(w)

AMENDMENT TO PARTICIPATION AGREEMENT AMONG

VAN ECK VIP TRUST

and

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the February 29, 2000 Participation Agreement (the “Agreement”), among Van Eck VIP Trust and Jefferson National Life Insurance Company (“Jefferson National”) as follows:

Exhibit A thereto is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this

Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2013.

VAN ECK VIP TRUST

By: ____________________________________

Name:

Title:

JEFFERSON NATIONAL LIFE INSURANCE

COMPANY

By: _____________________________________

Name: Craig A. Hawley

Title: General Counsel and Secretary

EXHIBIT A

Participating Series of

Van Eck VIP Trust

Van Eck VIP Global Bond Fund (to be known as Van Eck VIP Unconstrained Emerging Markets Bond Fund, as of May 1, 2013)

Van Eck VIP Emerging Markets Fund

Van Eck VIP Global Hard Assets Fund

Van Eck VIP Multi-Manager Alternative Fund

Van Eck VIP Global Gold Fund

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